MEDIA CONTACT | Eric Ryan	INVESTOR RELATIONS CONTACT | Gary Stein
212.656.2411	212.656.2183
eryan@nyse.com	gstein@nyse.com

NYSE Announces Second Quarter 2006 Financial Results

NEW YORK, July 27, 2006—NYSE Group, Inc. (NYSE: NYX) today reported net income of $61.2 million, or $0.39 per diluted share, for the three months ended June 30, 2006, compared to net income of $30.3 million, or $0.24 per diluted share, for the three months ended March 31, 2006 and $13.0 million, or $0.11 per diluted share, for the three months ended June 30, 2005. These results are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

Second quarter 2006 results include the full quarter results from the operations of NYSE Arca (formerly known as the Archipelago Exchange, or ArcaEx®, and the Pacific Exchange). The merger between NYSE, Inc. and Archipelago Holdings, Inc. closed on March 7, 2006. Fiscal 2005 results include only the operations of NYSE, Inc., the predecessor of NYSE Group.

Included in the second quarter results are $9.7 million in merger expenses and related exit costs consisting of severance costs ($5.8 million), legal, printing and accounting fees incurred in connection with the May 2006 selling shareholder offering of our common stock ($2.1 million), and other professional fees ($1.8 million).

On a non-GAAP basis, excluding these $9.7 million of expenses and exit costs directly attributable to the merger of the NYSE and Archipelago, the net income of NYSE Group for the three months ended June 30, 2006 was $66.9 million, or $0.42 per diluted share, a $14.2 million or 27% increase as compared to net income, on a non-GAAP basis, of $52.7 million, or $0.34 per diluted share, for the three months ended March 31, 2006. A full reconciliation of these non-GAAP results is included in the attached tables.

“NYSE Group’s second quarter performance was strong, as the balance between revenue growth and cost management demonstrates,” said Nelson Chai, Executive Vice President and Chief Financial Officer. “We remain focused on growing and delivering on our core business priorities. The strength of our transaction and listing businesses, the announcement of our plans to merge with Euronext N.V., and our new transaction pricing model reflect our commitment to these goals.”

“Additionally, we continue to make significant progress on the NYSE-Archipelago merger integration initiative and with the approaching introduction of a number of new products and services in the coming months, NYSE Group is well positioned for future growth and substantial value creation for our shareholders. As we continue to meet our integration goals, we expect NYSE Group’s results to reflect the realization of these efficiencies.”

Other Financial Highlights

•
For the three months ended June 30, 2006, total revenues, net of activity assessment fees, on a non-GAAP basis, increased $40.9 million or 10% to $469.8 million as compared to total revenues, net of activity assessment fees, on a non-GAAP basis, of $428.9 million for the three months ended March 31, 2006. Driving this increase was a $25.8 million or 15% increase in transaction revenues, primarily reflecting the strong volume growth on the NYSE Arca trading platform.

•
For the three months ended June 30, 2006, operating income on a non-GAAP basis increased $17.8 million or 23% to $93.7 million as compared to operating income on a non-GAAP basis of $75.9 million for the three months ended March 31, 2006.

•
As of June 30, 2006, NYSE Group had $1.1 billion of cash, cash equivalents, investment and other securities (including $371.6 million related to Section 31 fees collected from market participants and due to the Securities and Exchange Commission) and no debt obligation.

•	As of June 30, 2006, the stockholders' equity of NYSE Group was $1.5 billion.

Second Quarter Business Highlights

•
On May 22, 2006, NYSE Group proposed an historic business combination with Euronext N.V., which will create the first truly global marketplace with an expected combined market capitalization of approximately $21 billion (€16 billion). Both parties signed a definitive combination agreement on June 1 with an expected closing during the first quarter of 2007, following the satisfaction of certain conditions, including receipt of regulatory approvals and NYSE Group and Euronext shareholder approvals.

•	On May 10, 2006, NYSE Group completed a selling shareholder offering of 28,750,000 shares of common stock at $61.50 per share.

•	The total number of NYSE listed issuers at June 30, 2006 rose to 2,697 compared to 2,682 at March 31, 2006 and 2,637 at June 30, 2005.

•	For the six months ended June 30, 2006, the NYSE added 53 new issuer listings.

•
During the second quarter, NYSE Arca added its first new listing since the formation of NYSE Group with the May 18 IPO of Darwin Professional Underwriters, Inc., and the first transfer from Nasdaq to NYSE Arca, BFC Financial Corporation on June 22.

•
For the three months ended June 30, 2006, NYSE Group handled 124.0 billion shares of NYSE listed issues, or 76.3% of the trading in NYSE listed issues, versus 115.7 billion shares, or 76.7%, and 104.5 billion shares, or 81.8%, for the three months ended March 31, 2006 and June 30, 2005, respectively.

•
NYSE Group’s share of trading in NYSE Arca and Amex listed issues increased to 34.4% for the three months ended June 30, 2006 compared to 33.2% for the three months ended March 31, 2006 and 31.6% for the three months ended June 30, 2005.

•
NYSE Group’s share of trading in Nasdaq listed issues increased to 25.2% for the three months ended June 30, 2006 compared to 23.0% for the three months ended March 31, 2006 and 23.1% for the three months ended June 30, 2005.

•
NYSE Group’s share of trading in exchange-traded funds (ETFs) increased to 42.9% for the three months ended June 30, 2006 compared to 42.8% for the three months ended March 31, 2006 and 35.9% for the three months ended June 30, 2005.

•
For the three months ended June 30, 2006, NYSE Group’s share of trading in equity options contracts decreased to 9.4% from 10.9% for the three months ended March 31, 2006 and was unchanged from 9.4% for the three months ended June 30, 2005.

•
On June 8, 2006, NYSE Arca achieved a new all-time record in daily trading volume with 1.49 billion shares traded, representing $55.0 billion. On April 27, NYSE Arca volume surpassed 1.0 billion shares traded for the first time.  Including this milestone, NYSE Arca volume exceeded 1.0 billion shares 13 times during the second quarter.

•
On May 1, 2006, NYSE Group launched NYSE OpenBook Real-Time®, an information tool for investors and market professionals designed to offer customers immediate access to market information, increase the transparency of the NYSE market and support the implementation of the NYSE Hybrid MarketSM. This was followed by the SEC’s June 9 approval of the NYSE InfoToolsSM free 60-day trial program. NYSE InfoTools is a uniquely applicable information product designed to provide retail and institutional investors with in-depth analysis of NYSE-listed stock trading activity.

•
On June 30, 2006, NYSE Group announced transaction pricing changes for NYSE listed equities and NYSE Arca options, effective August 1, 2006. These initial changes increase pricing transparency and efficiency while supporting future product, volume and trading platform growth.

•
On April 5, 2006, the NYSE completed Phase I of the NYSE Hybrid MarketSM, marking a significant step in the Hybrid Market’s implementation program. The NYSE launched Phase II on April 6, and on May 12 a pilot for Phase III was initiated for one NYSE listed stock.

•
NYSE Arca filed option market structure rule revisions with the SEC on June 23, 2006. These market structure and pricing enhancements will be supported by a new options trading platform offering significant improvements in trading system performance, functionality and reliability expected to launch in third quarter 2006, pending SEC approval.

To supplement NYSE Group's consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Group uses non-GAAP financial measures of operating performance. A non-GAAP financial measure is a numerical measure of performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses, exit costs, compensation expense and gains on sale of businesses and other investments and (ii) to improve overall understanding of NYSE Group's current financial performance and its prospects for the future. Specifically, NYSE Group believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance.

About NYSE Group, Inc.
NYSE Group, Inc. (NYSE:NYX) operates two securities exchanges: the New York Stock Exchange (the “NYSE”) and NYSE Arca (formerly known as the Archipelago Exchange, or ArcaEx®, and the Pacific Exchange). NYSE Group is a leading provider of securities listing, trading and market data products and services.

The NYSE is the world’s largest and most liquid cash equities exchange. The NYSE provides a reliable, orderly, liquid and efficient marketplace where investors buy and sell listed companies’ common stock and other securities. On June 30, 2006, our listed operating companies represent a total global market capitalization of over $22.6 trillion. In the second quarter 2006, on an average trading day, almost 1.8 billion shares, valued at over $68.5 billion, were traded on the NYSE.

NYSE Arca operates the first open, all-electronic stock exchange in the United States and has a leading position in trading exchange-traded funds and exchange-listed securities. NYSE Arca is also an exchange for trading equity options. NYSE Arca’s trading platform provides customers with fast electronic execution and open, direct and anonymous market access.

NYSE Regulation, an independent not-for-profit subsidiary, regulates member organizations through the enforcement of marketplace rules and federal securities laws. NYSE Regulation also ensures that companies listed on the NYSE and NYSE Arca meet their financial and corporate governance listing standards.

For more information on NYSE Group, go to: www.nyse.com. Information contained on our website does not constitute a part of the prospectus relating to the proposed offering.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this article may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on NYSE Group’s current expectations and involve risks and uncertainties that could cause NYSE Group’s actual results to differ materially from those set forth in the statements. There can be no assurance that such expectations will prove to be correct. Actual results may differ materially from those expressed or implied in the forward-looking statements. Factors that could cause NYSE Group’s results to differ materially from current expectations include, but are not limited to: NYSE Group’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Group’s Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Group that the projections will prove to be correct. We undertake no obligation to release any revisions to any forward-looking statements.

NYSE Group, Inc.
Condensed consolidated statements of income in accordance with GAAP (unaudited)
(in thousands, except per share data)

	Three months ended			Six months ended June 30,
	June 30,	March 31,	June 30,
	2006	2006	2005	2006	2005

Revenues
Activity assessment fees	$189,766	$139,209	$141,773	$328,975	$234,713
Transaction	198,009	76,151	37,806	274,160	75,759
Listing	88,768	88,468	85,465	177,236	171,460
Market data	60,390	48,215	46,290	108,605	90,440
Data processing	41,881	39,391	47,759	81,272	92,664
Regulatory	44,740	40,424	32,614	85,164	62,233
Licensing, facility and other	35,986	23,078	13,104	59,064	28,038
Total revenues	659,540	454,936	404,811	1,114,476	755,307
Section 31 fees	(189,766)	(139,209)	(141,773)	(328,975)	(234,713)
Merger expenses and related exit costs	(9,681)	(2,614)	-	(12,295)	-
Compensation	(138,403)	(168,449)	(128,337)	(306,852)	(257,013)
Liquidity payments	(74,821)	(18,970)	-	(93,791)	-
Routing and clearing fees	(23,400)	(6,203)	-	(29,603)	-
Systems and communications	(30,682)	(29,902)	(32,038)	(60,584)	(63,794)
Professional services	(29,424)	(27,895)	(34,155)	(57,319)	(61,051)
Depreciation and amortization	(36,077)	(28,163)	(26,446)	(64,240)	(52,619)
Occupancy	(21,454)	(18,610)	(17,078)	(40,064)	(33,939)
Marketing and other	(28,027)	(18,991)	(17,546)	(47,018)	(31,758)
Regulatory fine income	6,222	16,939	1,268	23,161	21,977
Operating income	84,027	12,869	8,706	96,896	42,397
Investment and other income, net	17,017	16,821	12,920	33,838	23,192
Gain on sale of equity investment	-	20,925	-	20,925	-
Income before income tax provision and
minority interest	101,044	50,615	21,626	151,659	65,589
Income tax provision	(38,542)	(19,723)	(7,415)	(58,265)	(26,224)
Minority interest	(1,329)	(544)	(1,225)	(1,873)	(360)
Net income	$61,173	$30,348	$12,986	$91,521	$39,005

Basic earnings per share	$0.39	$0.24	$0.11	$0.65	$0.34
Diluted earnings per share	$0.39	$0.24	$0.11	$0.64	$0.34

Basic weighted average shares outstanding	156,422	125,958	115,699 [a]	141,619	115,699 [a]
Diluted weighted average shares outstanding	157,428	127,194	115,699 [a]	142,716	115,699 [a]

[a] Adjusted to reflect the merger with Archipelago on March 7, 2006 giving retroactive effect to the issuance of shares to former NYSE members.

NYSE Group, Inc.
Condensed combined statements of income including non-GAAP financial measures (unaudited)
(in thousands, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended June 30, 2006
	Stand alone		Non-GAAP
	NYSE	Archipelago	Adjustments		NYSE Group Combined

Revenues
Activity assessment fees	$136,759	$53,007	$-		$189,766
Transaction	37,181	160,828	-		198,009
Listing	88,657	111	-		88,768
Market data	46,352	14,038	-		60,390
Data processing	41,881	-	-		41,881
Regulatory	41,957	2,783	-		44,740
Licensing, facility and other	33,372	2,614	-		35,986
Total revenues	426,159	233,381	-		659,540
Section 31 fees	(136,759)	(53,007)	-		(189,766)
Merger expenses and related exit costs	(9,402)	(279)	9,681	[a]	-
Compensation	(121,501)	(16,902)	-		(138,403)
Liquidity payments	-	(74,821)	-		(74,821)
Routing and clearing fees	-	(23,400)	-		(23,400)
Systems and communications	(24,649)	(6,033)	-		(30,682)
Professional services	(25,790)	(3,634)	-		(29,424)
Depreciation and amortization	(27,164)	(8,913)	-		(36,077)
Occupancy	(17,939)	(3,515)	-		(21,454)
Marketing and other	(21,176)	(6,851)	-		(28,027)
Regulatory fine income	6,207	15	-		6,222
Operating income	47,986	36,041	9,681		93,708
Investment and other income, net	15,206	1,811	-		17,017
Income before income tax provision and
minority interest	63,192	37,852	9,681		110,725
Income tax provision	(23,225)	(15,317)	(3,969	) [b]	(42,511)
Minority interest	(1,329)	-	-		(1,329)
Net income	$38,638	$22,535	$5,712		$66,885

Basic earnings per share					$0.43
Diluted earnings per share					$0.42

Basic weighted average shares outstanding					156,422
Diluted weighted average shares outstanding					157,428

[a]	To eliminate merger expenses and related exit costs as they represent nonrecurring charges directly attributable to the merger.
[b]	To adjust the income tax provision for the effect of the non-GAAP adjustment based upon a combined income tax rate of 41%.

NYSE Group, Inc.
Condensed combined statements of income including non-GAAP financial measures (unaudited)
(in thousands, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended [a]
	June 30, 2006	March 31, 2006	June 30, 2005

Revenues
Activity assessment fees	$189,766	$170,064	$185,311
Transaction	198,009	172,224	151,305
Listing	88,768	88,549	85,588
Market data	60,390	61,015	62,958
Data processing	41,881	39,391	47,759
Regulatory	44,740	42,605	35,369
Licensing, facility and other	35,986	25,072	14,754
Total revenues	659,540	598,920	583,044
Section 31 fees	(189,766)	(170,064)	(185,311)
Compensation	(138,403)	(143,535)	(148,708)
Liquidity payments	(74,821)	(62,911)	(50,984)
Routing and clearing fees	(23,400)	(21,001)	(17,476)
Systems and communications	(30,682)	(34,547)	(39,396)
Professional services	(29,424)	(30,474)	(37,377)
Depreciation and amortization	(36,077)	(34,590)	(36,449)
Occupancy	(21,454)	(21,065)	(19,496)
Marketing and other	(28,027)	(21,983)	(33,257)
Regulatory fine income	6,222	17,175	1,268
Operating income	93,708	75,925	15,858
Investment and other income, net	17,017	17,570	14,059
Income before income tax provision and
minority interest	110,725	93,495 [b]	29,917
Income tax provision	(42,511)	(40,203)	(10,743)
Minority interest	(1,329)	(544)	(1,225)
Net income	$66,885	$52,748	$17,949
Basic earnings per share	$0.43	$0.34	$0.11
Diluted earnings per share	$0.42	$0.34	$0.11

Basic weighted average shares outstanding	156,422	155,817 [c]	161,281 [c]
Diluted weighted average shares outstanding	157,428	157,081 [c]	162,225 [c]

[a]	The results of operations of NYSE Group, Inc. are presented as if the following transactions had been completed at the beginning of the earliest period presented:

1. The acquisition of PCX Holdings and subsidiaries by Archipelago,
2. The disposition of Wave Securities by Archipelago, and
3. The merger between Archipelago and NYSE.

In addition, merger expenses and related exit costs of $9,681, $3,309 and $8,432 have been eliminated from the results of operations for the three months ended June 30, 2006, March 31, 2006 and June 30, 2005, respectively, as they represent nonrecurring charges directly attributable to the merger of the NYSE and Archipelago.

[b]	The reconciliation of non-GAAP financial measures to GAAP measures for the three months ended March 31, 2006 is as follows:

Income before income tax provision and minority interest, GAAP	$50,615
Add:
Income before income tax provision of Archipelago Holdings for the period from January 1 to March 7, 2006	49,771
Income before income tax provision and minority interest, Pro Forma	100,386
Add back:
1. Merger related transactions
Compensation expense for immediate vesting of 600,000 restricted stock units granted to NYSE employees	33,254
Compensation expense for immediate vesting of other compensation arrangements with NYSE Regulation employees	4,436
Compensation expense for acceleration of vesting of certain Archipelago stock options	2,378
2. Other transactions
Gain on sale of DTCC common stock	(20,925)
Gain on sale of Wave Securities	(23,099)
Gain on sale of Archipelago Brokerage Services	(2,935)
Income before income tax provision and minority interest, Non-GAAP	$93,495

[c]        Adjusted to reflect the merger with Archipelago on March 7, 2006 giving retroactive effect to the issuance of shares to former  NYSE members.

NYSE Group, Inc.
Condensed Consolidated Statements of Financial Condition
(in thousands)

	June 30,	December 31,
	2006	2005
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$272,666	$43,492
Investment and other securities	832,685	1,108,479
Accounts receivable, net	314,366	184,185
Deferred income taxes	91,156	91,919
Other current assets	46,769	36,142
Total current assets	1,557,642	1,464,217

Property and equipment, net	403,603	343,534
Goodwill	528,771	-
Other intangible assets, net	583,895	-
Deferred income taxes	331,589	290,145
Other assets	89,449	106,249
Total assets	$3,494,949	$2,204,145

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$337,905	$322,263
Section 31 fees payable	371,643	232,146
Deferred revenue	243,899	105,313
Deferred income taxes	46,018	25,238
Total current liabilities	999,465	684,960

Accrued employee benefits	326,459	323,373
Deferred revenue	325,162	329,197
Deferred income taxes	251,637	9,289
Other liabilities	29,493	23,037
Total liabilities	1,932,216	1,369,856

Minority interest	37,193	35,164
Stockholders' equity	1,525,540	799,125
Total liabilities and stockholders' equity	$3,494,949	$2,204,145

NYSE Group, Inc. Selected Statistical Data (shares and contracts in millions)
	Three Months Ended			Six Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
	(unaudited)
NYSE Company listings(1):
NYSE listed issuers(2)	2,697	2,682	2,637	2,697	2,637
Number of new issuer listings(3)	24	29	36	53	73
NYSE Listed Issues (4):
NYSE Group Matched Volume (5)	121,582	113,654	102,969	235,235	203,958
NYSE Group Handled Volume (6)	124,024	115,689	104,500	239,713	207,007
Total NYSE Listed Consolidated Volume	162,452	150,840	127,745	313,292	252,938
NYSE Group Share of Total Consolidated Volume:
Matched Volume (5)	74.8%	75.3%	80.6%	75.1%	80.6%
Handled Volume (6)	76.3%	76.7%	81.8%	76.5%	81.8%
NYSE Arca and Amex Listed Issues:
NYSE Group Matched Volume (5)	7,841	6,015	4,655	13,856	8,340
NYSE Group Handled Volume (6)	9,067	6,917	5,325	15,983	9,563
Total NYSE Arca and Amex Listed Consolidated Volume	26,363	20,853	16,871	47,216	32,264
NYSE Group Share of Total Consolidated Volume:
Matched Volume (5)	29.7%	28.8%	27.6%	29.3%	25.8%
Handled Volume (6)	34.4%	33.2%	31.6%	33.9%	29.6%
Nasdaq Listed Issues:
NYSE Group Matched Volume (5)	27,841	24,236	20,734	52,077	43,457
NYSE Group Handled Volume (6)	33,971	30,072	26,010	64,043	54,660
Total Nasdaq Listed Consolidated Volume	134,946	130,693	112,756	265,639	234,264
NYSE Group Share of Total Consolidated Volume:
Matched Volume (5)	20.6%	18.5%	18.4%	19.6%	18.6%
Handled Volume (6)	25.2%	23.0%	23.1%	24.1%	23.3%
Exchange-Traded Funds (4),(7):
NYSE Group Matched Volume (5)	11,078	8,553	5,937	19,631	10,766
NYSE Group Handled Volume (6)	12,253	9,570	6,618	21,823	12,008
Total ETF Consolidated Volume	28,590	22,370	18,430	50,960	34,836
NYSE Group Share of Total Consolidated Volume:
Matched Volume (5)	38.7%	38.2%	32.2%	38.5%	30.9%
Handled Volume (6)	42.9%	42.8%	35.9%	42.8%	34.5%
Equity Options (8):
NYSE Group Options Contracts	44.2	48.4	29.7	92.7	66.3
Total Consolidated Options Contracts	470.0	446.5	315.1	916.5	633.7
NYSE Group Share of Total	9.4%	10.9%	9.4%	10.1%	10.5%
Market Information: (9)
Tape A share of trades (%)	86.1%	87.0%	91.8%	86.6%	91.7%
Tape B share of trades (%)	33.7%	41.9%	49.3%	38.0%	48.3%
Tape C share of trades and shares (%)	24.2%	21.9%	21.1%	23.1%	21.1%
Professional subscribers	417,329	415,612	423,447	417,329	423,447
Regulatory Fees:
Gross FOCUS revenues ($ billions) (10)	66.1	61.1	47.0	127.3	84.8
Data Processing Fees:
% SIAC revenues from customers other than NYSE	43.5%	40.6%	40.8%	42.1%	41.3%

(1)	Number does not include issuers listed on NYSE Arca. There were 11 operating companies exclusively listed on NYSE Arca as of June 30, 2006.

(2)	Number of listed operating companies, closed-end funds and ETFs as of period end.

(3)	Includes initial public offerings, quotations and transfers from other markets of common equity securities.

(4)	Includes NYSE Crossing Sessions 1,2,3 and 4.

(5)	Represents the total number of shares of equity securities and exchange-traded funds (ETFs) executed on the NYSE Group's exchanges.

(6)
Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group's exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

(7)	Data included in previously identified categories.

(8)	Includes trading in U.S. equity options contracts, not equity-index options.

(9)
Represents the NYSE Group share of qualifying trades for Tapes A and B reported by the NYSE Group to the consolidated tape, as compared to the total number of qualifying trades for Tapes A and B reported to the consolidated tape by all other participating market centers. NYSE Group share of Tape C represents the average of: (i) the share of qualifying trades for Tape C reported by the NYSE Group to the consolidated tape, as compared to the total number of qualifying trades for Tape C reported to the consolidated tape by all other participating market centers; and (ii) the share of qualifying share volume for Tape C reported by the NYSE Group to the consolidated tape, as compared to the total qualifying share volume for Tape C reported by all other participating market centers. The consolidated tape refers to the collection of market data that multiple markets make available on a consolidated basis.

(10)
Gross FOCUS revenues represent revenues generated by member broker-dealers as reported on their "FOCUS" report (a report that is required to be filed with the SEC). A member broker-dealer's regulatory fee is based on the revenues reported. The NYSE records revenue on a six-month lag; the data is provided on this basis.